UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2009
TERRA INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Terra Centre
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa		51102-6000
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (712) 277-1340
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
     In the preliminary offering memorandum distributed to investors in connection with the private offering described under Item 8.01 of this Current Report on Form 8-K, Terra Industries Inc. (“Terra”) disclosed the following updated information:
Risk Factors
If the global economic downturn continues or worsens, our business could be adversely impacted.
In the latter part of 2008 and into 2009, the global economic downturn worsened and the nitrogen markets continued to weaken. We have experienced declining demand and falling prices for some of our products due to the general economic slowdown and our customers’ reluctance to replenish inventories. In particular, industrial demand for ammonia has remained relatively weak as the economy has struggled to recover. At the same time, the economic downturn has also reduced demand and pricing for natural gas, the primary raw material used in the production of nitrogen products, which has helped to reduce our production costs. In light of these varied and sometimes offsetting effects, the overall impact of the global economic downturn is difficult to predict and our business could be adversely impacted.
We are exposed to risks associated with our joint venture investments.
We participate in several joint ventures with third parties. Our joint venture partners may have shared or majority control over the operations of our joint ventures. As a result, our investments in joint ventures involve risks that are different from the risks involved in owning facilities and operations independently. These risks include the possibility that our joint ventures or our partners:
•	have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	are in a position to take action contrary to our instructions, requests, policies or objectives;

•	subject the property to liabilities exceeding those contemplated;

•	take actions that reduce our return on investment; or

•	take actions that harm our reputation or restrict our ability to run our business.
In addition, we may become involved in disputes with our joint venture partners, which could lead to impasses or situations that could harm the joint venture, which could reduce our revenues, increase our costs and lower our profits.
Disruption in or increased costs of transportation services could have an adverse effect on our profitability.
We depend on rail, barge, truck and pipeline transportation services to deliver nitrogen products to our customers, and transportation costs are a significant component of the total cost of supplying nitrogen products. Disruptions of these transportation services could temporarily impair our ability to supply nitrogen products to our customers. In addition, increases in our transportation costs, or changes in such costs relative to transportation costs incurred by our competitors, could have an adverse effect on our revenues and costs of operations.
CF’s continued proposals for a business combination with us may be disruptive to our business and adversely affect our operations and results.
Since the beginning of 2009, CF Industries Holdings, Inc. (“CF”) has made five separate proposals for a business combination with us. Each proposal has been carefully considered by our board of directors and thoroughly reviewed by our financial and legal advisors. Our board of directors has unanimously determined that each of CF’s proposals runs counter to our strategic objectives, substantially undervalues Terra both absolutely and relative to CF and would deliver less value to our shareholders than would owning Terra on a stand-alone basis. In an attempt to advance CF’s proposals for a business combination with Terra, CF has nominated and is soliciting proxies for an opposition slate of three nominees for election as directors at our 2009 annual meeting, scheduled for November 20, 2009, and has filed a definitive proxy statement with the SEC with respect to such solicitation. The uncertainty regarding the outcome of CF’s continued proposals may disrupt our business which could result in an adverse effect on our operating results.
Responding to the CF proposals has been, and may continue to be, a distraction for our management and employees and has required and may continue to require us to incur significant costs. Management and employee distraction related to the CF proposals also may adversely impact our ability to optimally conduct our business and pursue our strategic objectives.
Industry Overview
Outlook
As of July 2009, Fertecon Fertilizer Economic Market Analysis & Consultancy (“Fertecon”) forecasts that global nitrogen fertilizer demand is expected to rise by around 1.6% per year from 2009 to 2020, increasing by 22.6 million tons or close to 21% over the period. In North America, nitrogen fertilizer consumption is expected to increase in the period from 2009 to 2020 from 15 million tons to 16 million tons, a 6.5% increase. The continued growth in demand for nitrogen products has helped stabilize global ammonia capacity utilization rates, which averaged 82.5% between 2007 and 2008. According to Fertecon, global ammonia utilization rates are forecasted to remain in the high 70th percentile from 2009 through 2020. North American ammonia utilization rates are forecast to remain stable at approximately 85% from 2009 through 2020.
To help meet the growing global demand for fertilizers, especially in high growth areas like China and India, new ammonia capacity is expected to come on stream globally in the next six years. According to Fertecon, global ammonia capacity is forecast to increase by 18.7 million tons from 2009 to 2015, a total increase of 13%. This projected capacity increase excludes Chinese plants as any new volumes in China are not expected to reach global markets. There are a number of new capacity projects expected or underway in gas advantaged regions; however, increased construction costs and changes in market dynamics have delayed a number of such projects.
World trade in ammonia is expected to increase by 4.5 million tons or 23% in the period from 2009 to 2015, according to Fertecon, representing more modest growth than seen from 2000 to 2005. Fertecon projects that higher gas costs for Russian and Ukrainian exporters and the lower relative gas price outlook for the U.S. would appear to support continued operating rates at the remaining U.S. ammonia capacity, limiting the near-term growth in ammonia, urea and UAN imports.
Global grain inventories are currently at levels near the ten-year average, and corn prices, which have been volatile in recent months, stand at $3.47 per bushel as of October 9, 2009, versus $3.95 per bushel one year prior. Both of these factors influence the outlook for demand for our products.
The emergence of ethanol as an alternative energy source has the potential to drive incremental fertilizer demand. Corn, the primary feedstock for U.S. ethanol production, represents approximately 47% of fertilizer demand in North America. The amount of corn used in the U.S. for ethanol production has more than doubled in the last five years. During 2007 and 2008, approximately 3.0 billion bushels of corn were used for ethanol production.

According to the USDA, a 21% increase is forecast for the current 2008 to 2009 crop year, bringing the total bushels used for ethanol to 3.7 billion. This number is projected to rise to almost 4.2 billion bushels by the 2009 to 2010 crop year, equivalent to approximately 32% of the U.S. corn crop.
The 1990 Amendments to the Clean Air Act mandate increasingly strict emissions limits on companies that combust fossil fuels. Reduction of oxides of both nitrogen and sulfur are accomplished with Selective Catalytic Reduction and wet scrubbing technologies. Environmental control devices using ammonia or ammonia based compounds, across a broad range of applications from coal based generation to diesel engines, are very effective in meeting emissions targets. Further, Terra Environmental Technologies Inc. is establishing an infrastructure to serve the diesel engine transportation market. We believe these new and emerging markets may increase North American demand for ammonia by close to 1.0 million tons by 2015.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
ITEM 8.01 OTHER EVENTS
     On October 19, 2009, Terra Capital, Inc., a wholly-owned subsidiary of Terra, issued a press release announcing that it intends to offer, subject to market and other conditions, $600 million aggregate principal amount of Senior Notes due 2019 in a private offering that is exempt from the registration requirements of the Securities Act.
     A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibit
99.1	Press release of Terra Industries Inc., issued October 19, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA INDUSTRIES INC.
By:	/s/ John W. Huey
	Name:	John W. Huey
	Title:	Vice President, General Counsel and Corporate Secretary

Date: October 19, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release of Terra Industries Inc., issued October 19, 2009.